Exhibit 10.5

                             GEORGETOWN SAVINGS BANK
                ENDORSEMENT SPLIT DOLLAR LIFE INSURANCE AGREEMENT



         This Endorsement Split Dollar Agreement ("Agreement") is entered into by Georgetown Savings Bank ("Bank") and Joseph W. Kennedy ("Insured") on June 23, 2008, and shall be effective as of June 30, 2008 ("Effective Date") with respect to certain life insurance policies (the "Policy" or "Policies") issued by a duly licensed life insurance company (the "Insurer") set forth on Schedule A hereto. Georgetown Bancorp, Inc. (the "Company") has executed this Agreement for the sole purpose of guaranteeing the Bank's payment of premiums hereunder. Insured is the Senior Vice-President and Chief Financial Officer of the Bank. The respective rights and duties of the Bank and Insured in the Policy are set forth herein and on Schedule A attached hereto. This Agreement is intended to be a non-equity, endorsement split dollar agreement, such that it is not treated as a impermissible personal loan from the Bank to the Insured under Section 402 of the Sarbanes-Oxley Act of 2002. Except as set forth in Section 7 hereof, this Agreement shall remain in effect only for so long as the Insured remains employed by the Bank.

         1. Policy Title and Ownership; Endorsement.
            ---------------------------------------

         (a) Policy title and ownership shall reside in the Bank for its use and for the use of the Insured, all in accordance with this Agreement. Such Policy shall be treated as "bank owned life insurance" ("BOLI") and is held subject to the provisions and limitations set forth in the Interagency Statement on the Purchase and Risk Management of Life Insurance (OCC 2004-56). The Bank may, to the extent of its interest, exercise the right to borrow or withdraw on the Policy cash values. Where the Bank and the Insured (or assignee, with the consent of the Insured) mutually agree to exercise the right to increase the coverage under the Policy, then, in such event, the rights, duties and benefits of the parties to such increased coverage shall continue to be subject to the terms of this Agreement.

         (b) An endorsement on the form provided by the Insurer must be completed and filed with the Insurer for each Policy identified on Schedule A in order to implement the rights and obligations set forth in this Agreement. The parties agree that the Policy shall be subject to the terms and conditions of this Agreement and of the endorsement filed with the Insurer.

         (c) The Bank agrees that, except as otherwise provided herein, it shall not sell, assign, transfer, surrender or cancel the policy, or change the beneficiary designation without the express written consent of the Insured.

         2. Beneficiary Designation Rights. The Insured (or assignee) shall have
            ------------------------------
the right and power to designate a beneficiary or beneficiaries to receive the Insured's share of the Policy proceeds payable upon the death of the Insured, subject to any right or interest the Bank may have in such proceeds, as provided in this Agreement. The Bank shall not terminate, alter or amend the Insured's beneficiary designations without the written consent of the Insured. The Bank shall be the beneficiary of any proceeds remaining under the Policy after the payment required under this Agreement has been made to the Insured's designated beneficiary.

         3. Premium  Payment.  The Bank shall pay an amount equal to the planned
            ----------------
premiums and any other premium payments that might become necessary to keep the Policy in force.

         4. Taxable  Benefit.  Annually,  the Insured  will  recognize a taxable
            ----------------
benefit equal to the assumed cost of insurance required by the Internal Revenue Service ("IRS"), as determined from time to time. The Bank (or its administrator) will timely report to the Insured the amount of such imputed income each year on IRS Form W-2 or its equivalent. The Bank and the Insured intend that this Agreement will be subject to taxation under the "economic benefit regime" set forth in Treasury Regulations section 1.61-22(d), such that the Insured shall have taxable income equal to the annual cost of the current one-year term life insurance coverage provided under the Policy. The current one-year term life insurance rate shall be the minimum amount required to be imputed under IRS Notice 2002-28 or any subsequent applicable authority.

         5.  Division of Death  Proceeds.  Upon the death of the  Insured  while
             ---------------------------
employed by the Bank, the Bank shall cooperate with the Insured's designated beneficiary to take whatever action is necessary to collect the death benefit provided under the Policy. Subject to Sections 6 and 9 below, the division of the death proceeds of the Policy shall be as follows: the Insured's beneficiary(ies) designated in accordance with Section 2 shall be entitled to payment from the Policy proceeds directly from the Insurer of an amount equal to the lesser of:
--- ------ --

                  (i)One Million Dollars ($1,000,000.00); or

                  (ii) The Net Death Benefit. The "Net Death Benefit" shall be the death benefit payable under the terms of the Policy or Policies reduced by the aggregate premiums paid by the Bank. Notwithstanding anything to the contrary herein, Bank shall ensure that the Net Death Benefit under the Policy is never less than One Million Dollars ($1,000,000.00) for as long as this Agreement is in effect. In the event that the Bank determines that the Net Death Benefit has decreased or is likely to decrease below said amount, the Bank shall either increase the premium payments or purchase additional insurance in order to avoid this result.

         6. Ownership of the Cash Surrender Value of the Policies.
            -----------------------------------------------------

         The Bank shall at all times be entitled to one hundred percent (100%) of the Policy's cash value, as that term is defined in the Policy contract, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Bank. Such cash value shall be determined as of the date of surrender or death, as the case may be.

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

         7. Extension of Term of Agreement.
            ------------------------------

         (a) If a Change in Control of the Bank or the Company shall occur prior to the Insured's termination of employment or retirement, then the death benefit coverage set forth in Section 5 shall remain in effect for thirty-six (36) months following Insured's termination of employment following the Change in Control or age 65, unless this Agreement is otherwise terminated pursuant to its terms prior to such time. For these purposes, "Change in Control" shall mean: a change in control of a nature that: (i) would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners' Loan Act, as amended, and applicable rules and regulations promulgated thereunder (collectively, the "HOLA") as in effect at the time of the Change in Control; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company's outstanding securities, except for any securities purchased by the Bank's employee stock ownership plan or trust; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution occurs or is effected; or (d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company is distributed, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan are exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror. Notwithstanding anything in this subsection to the contrary, a Change in Control shall not be deemed to have occurred upon the conversion of the Company's mutual holding company parent to stock form, or in connection with any reorganization used to effect such a conversion.

         (b) In the event of Executive's involuntary termination other than for "Cause" or in the event of Executive's resignation for "Good Reason", then the death benefit

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

coverage set forth in Section 5 shall remain in effect for thirty-six months following Insured's termination of employment, unless this Agreement is otherwise terminated pursuant to its terms prior to such time. For this purpose, "Cause" and "Good Reason" shall have the same meanings as under the Employment Agreement between the Bank and the Insured, as such may be amended from time to time.

         8. Rights of Insured or  Assignees.  The  Insured may not,  without the
            -------------------------------
written consent of the Bank, assign to any individual, trust or other organization, any right, title or interest in the subject Policy nor any rights, options, privileges or duties created under this Agreement.

         9. Termination of Agreement.
            ------------------------

         (a) This Agreement shall terminate upon the occurrence of any one of the following:

                  (1) The Insured's termination of employment for any reason, other than as set forth in Section 7 hereof; or

                  (2) Surrender, lapse or other termination of the Policy by the Bank, provided, however, that if the Policy is surrendered, lapses or is terminated in violation of this Agreement, the Insured may have a claim against the Bank, which may be settled by binding arbitration in accordance with Section 11(i) hereof, without regard to Sections 11(e) through (h) hereof.

                  (3) Notwithstanding anything to the contrary herein, this Agreement (and all rights of the Insured and his beneficiary(ies)) will also terminate if any regulatory agency requires the Bank to sever its relationship with the Insured, if the Bank is subjected to banking regulatory restrictions limiting its ability to pay such compensation to the Insured, upon the occurrence of the bankruptcy, insolvency, receivership or dissolution of the Bank, or due to adverse tax or accounting consequences that may arise due to tax law or accounting changes that may arise following the implementation of this Agreement. In the event of termination of this Agreement under this Section 9(a)(3), the Insured shall not have a claim against the Bank due to such termination.

         (b) Upon such termination, the Insured (or assignee) shall have a sixty
(60) day option to receive from the Bank an absolute assignment of the Policy in consideration of a cash payment to the Bank, whereupon this Agreement shall terminate. Such cash payment shall equal the cash value of the Policy on the date of such assignment.

         (c) Except as noted in subsections (a) and (b) above, this Agreement shall terminate upon distribution of the death benefit proceeds in accordance with Section 5.

         10.  Amendment  and  Revocation.  The  Insured and the Bank agree that,
              --------------------------
during the Insured's lifetime, this Agreement may be amended or revoked at any time or times, in whole or in part, by the mutual written consent of the Insured and the Bank.

         11. ERISA Provisions.
             ----------------

         To the extent this Agreement is treated as a "welfare benefit plan" within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the following provisions shall apply.

         (a) The Bank shall be the named fiduciary for purposes of ERISA under this Agreement. Accordingly, the Bank shall have authority to control and manage the operation and administration of this Agreement, including the right to interpret any provision of this Agreement, and such interpretation shall be binding on all parties.

         (b) All premiums paid with respect to the Policy shall be remitted to the Insurer when due in accordance with the Agreement.

         (c) Benefits under this Agreement shall be paid directly by the Insurer, with those benefits in turn being based on the payment of premiums as provided in this Agreement.

         (d) For purposes of handling claims with respect to this Agreement, the "Claims Reviewer" shall be the Bank, unless another person or organizational unit is designated by the Bank as Claims Reviewer.

         (e) An initial claim for benefits under this Agreement must be made by the Insured or his beneficiary in accordance with the terms of the Agreement or policy through which the benefits are provided. Not later than 30 days after receipt of such claim, the Claims Reviewer shall provide its written decision on the claim to the claimant, unless special circumstances require the extension of such 30-day period. If such extension is necessary, the Claims Reviewer shall provide the Insured or the Insured's beneficiary with written notification of such extension before the expiration of the initial 30-day period.

         (f) In the event the Claims Reviewer denies the claim of an Insured or the Insured's beneficiary in whole or in part, the Claims Reviewer's written notification shall specify, in a manner calculated to be understood by the claimant, the reason for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the applicable claims procedure.

         (g) Should the claimant be dissatisfied with the Claims Reviewer's disposition of the claim, the claimant may have a full and fair review of the denied claim by the Bank upon written request therefore submitted by the claimant or the claimant's duly authorized representative and received by the Bank within 30 days after the claimant receives written notification that the claim has been denied. In connection with such appeal, the claimant or the claimant's duly authorized representative shall be entitled to review pertinent documents and submit the claimant's views as to the issues in writing. The Bank shall act to deny or accept the appealed claim within 30 days after receipt of the claimant's written request for review unless special circumstances require the extension of such 30-day period. If such extension is necessary, the Bank shall provide the claimant with written notification of such extension before the expiration of such

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

initial 30-day period. In all events, the Bank shall act to deny or accept the claim within 120 days of the receipt of the claimant's written request for review. The action of the Bank shall be in the form of a written notice to the claimant and its contents shall include all of the requirements for action on the original claim.

         (h) In no event may a claimant commence legal action for benefits the claimant believes are due to the claimant until the claimant has exhausted all of the remedies and procedures set forth in this Section and under ERISA, except as set forth in Section 9(a)(2) hereof.

         (i) Any dispute or controversy arising under or in connection with this Agreement which cannot be settled in the manner set forth above in sub-sections
(e) through (g) hereof, shall be settled exclusively by binding arbitration, as an alternative to civil litigation and without any trial by jury to resolve such claims, conducted by a single arbitrator, mutually acceptable to the Bank and Insured or the Insured's beneficiary, sitting in a location selected by Bank within fifty (50) miles from the main office of the Bank, in accordance with the rules of the American Arbitration Association's National Rules for the
Resolution of Employment Disputes ("National Rules") then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

         12. Miscellaneous.
             -------------

         (a)  Binding  Agreement.  The  Insured  and the Bank  agree  that  this
              ------------------
Agreement shall be binding on their heirs, successors, personal representatives and assigns.

         (b) Insurance Company Not a Party to this Agreement.  The Insurer shall
             -----------------------------------------------
not be deemed a party to this Agreement, but will respect the rights of the Bank and the Insured hereunder by receiving an executed copy of this Agreement. Payment or other performance in accordance with the Policy provisions shall fully discharge the Insurer from any and all liability.

         (c)  Severability.  If a  provision  of  this  Agreement  is held to be
              ------------
invalid  or  unenforceable,   the  remaining  provisions  shall  nonetheless  be
enforceable according to their terms.

         (d) Governing Law. This Agreement  shall be governed by the laws of the
             -------------
Commonwealth of Massachusetts, to the extent not pre-empted by federal law, without regard to conflict of law provisions.

         (e) No Guarantee of  Employment.  This  Agreement is not an  employment
             ---------------------------
policy or contract. It does not give the Insured the right to remain an employee of the Bank, nor does it interfere with the Bank's right to discharge the Insured from employment.

         (f)  Payment  of  Premiums.  All  premium  payments  required  by  this
              ---------------------
Agreement shall be timely paid in cash or check from the general funds of the Bank. Any holding company established with respect to the Bank may accede to this Agreement but only for the purpose of guaranteeing payment of premiums due and provision of all amounts and benefits due hereunder to Insured.

         (g) Notices. Any notice,  consent or demand required or permitted to be
             -------
given hereunder shall be in writing and shall be signed by the party giving such notice, consent or demand. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail or reputable overnight delivery service to such party's last known address as shown on the Bank's records. The date of the mailing shall be deemed to be the date of the notice.

         IN WITNESS WHEREOF, the Bank, the Company and the Insured have executed this Agreement as of the date first set forth above.


                                            GEORGETOWN SAVINGS BANK



June 23, 2008                               By:/s/ Richard F. Spencer
--------------------                           -----------------------------
Date


                                            GEORGETOWN BANCORP, INC.



June 23, 2008                               By:/s/ Richard F. Spencer
--------------------                           -----------------------------

                                            INSURED



June 23, 2008                               /s/ Joseph W. Kennedy
--------------------                        --------------------------------
Date                                        Joseph W. Kennedy

                             GEORGETOWN SAVINGS BANK
                      SPLIT DOLLAR LIFE INSURANCE AGREEMENT

                                   SCHEDULE A
                                   ----------


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                                                               Maximum
    Insurer      Policy        Issue        Face Amount         Policy
                 Number        Date                            Proceeds
                                                              Payable to
                                                               Insured
--------------------------------------------------------------------------------


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--------------------------------------------------------------------------------


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                                       9

                             GEORGETOWN SAVINGS BANK
                      SPLIT DOLLAR LIFE INSURANCE AGREEMENT


                             BENEFICIARY DESIGNATION
                             -----------------------

         The Insured, under the terms of the Georgetown Savings Bank Split Dollar Life Insurance Agreement, hereby designates the following Beneficiary(ies) to receive any guaranteed payments or death benefits under such Plan, following his death:

PRIMARY BENEFICIARY:

Name:________________________________       % of Benefit:___________________

Name:________________________________       % of Benefit:___________________

Name:________________________________       % of Benefit:___________________

SECONDARY BENEFICIARY (if all Primary Beneficiaries pre-decease the Insured):


Name:________________________________       % of Benefit:___________________

Name:________________________________       % of Benefit:___________________

Name:________________________________       % of Benefit:___________________



This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect and this Beneficiary Designation is revocable.





___________________________                     ________________________________
Date                                            Insured